UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue			2244 Walnut Grove Avenue
(P.O. Box 976)			(P.O. Box 800)
Rosemead,	California	91770	Rosemead,	California	91770
(Address of principal executive offices)			(Address of principal executive offices)
(626) 302-2222			(626) 302-1212
(Registrant's telephone number, including area code)			(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Edison International:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Southern California Edison Company: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Edison International	☐
Emerging growth company	Southern California Edison Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Edison International	☐
Southern California Edison Company	☐

Item 8.01             Other Events

On December 22, 2023, the Energy Division of the California Public Utilities Commission approved Southern California Edison’s advice letter to adjust its authorized cost of capital for 2024. SCE’s capital structure and rate of return for 2023 and 2024 are set forth in the table below

	Capital Structure	2023 CPUC Authorized Cost of Capital	2024 CPUC Authorized Cost of Capital
Long-Term Debt	43.00%	4.39%	4.48%
Preferred Equity	5.00%	6.50%	7.02%
Common Equity	52.00%	10.05%	10.75%
Rate of Return		7.44%	7.87%

Consistent with its past practice, Edison International will provide 2024 EPS guidance on its fourth quarter 2023 earnings call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Date: December 22, 2023

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Kara G. Ryan
Kara G. Ryan
Vice President, Chief Accounting Officer and Controller

Date: December 22, 2023